SECURITIES AND EXCHANGE COMMISSION


                                Washington, D.C. 20549


                                 ___________________



                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
           August 22, 1995


                              THE HILLHAVEN CORPORATION
                (Exact name of registrant as specified in its charter)


               Nevada                  1-10426              91-1459952
          (State or other            (Commission         (I.R.S. Employer
          jurisdiction of            File Number)       Identification No.)
           incorporation)

          1148 Broadway Plaza, Tacoma, Washington              98402
          (Address of principal executive offices)          (Zip Code)

          Registrant's telephone number, including area code:
           (206) 572-4901

          Item 5.  Other Events

               On August 22, 1995, the Registrant, The Hillhaven
          Corporation ("Hillhaven"), entered into an Agreement dated as of August 22, 1995 (the "Agreement"), among Hillhaven, Vencor, Inc., a Delaware corporation ("Vencor"), and Tenet Healthcare
          Corporation, a Nevada corporation and stockholder of Hillhaven ("Tenet"). The Agreement is filed as an exhibit hereto.

               Pursuant to the Agreement, Tenet has agreed to vote the shares of Hillhaven Series C Preferred Stock, par value $0.15 per share, and Hillhaven Series D Preferred Stock, par value $0.15 per share, it beneficially owns in favor of the Amended and Restated Agreement and Plan of Merger, dated as of April 23, 1995 and as amended and restated as of July 31, 1995, providing for the merger of Hillhaven with and into Vencor (the "Merger"). In addition, Tenet has agreed that, unless Hillhaven receives a proposal for a merger or consolidation that Tenet deems superior to the Merger, it will not solicit proxies or participate in a solicitation in opposition to the consummation of the Merger. Tenet has not entered into any agreement with respect to voting its shares of common stock of Hillhaven.

               Tenet has further agreed, among other things, that after any Request Event (as defined below) for seven years following the consummation of the Merger it will not (a) acquire any common stock, or any rights, securities or options to acquire common stock, of Vencor ("Voting Securities") or advise, encourage or influence any person to acquire Voting Securities, (b) participate in the solicitation of proxies to vote, or communicate with or seek to advise, encourage or influence a person to vote any Voting Securities, (c) participate in a group in connection with Voting Securities, (d) deposit Voting Securities into a voting trust or subject Voting Securities to any such arrangement or agreement, except as provided for in the Agreement, (e) otherwise seek, or assist or encourage another person to seek, control or influence the management, Board of Directors, policies or affairs of Vencor, or (f) request Vencor to waive or amend any of (a) through (e) above. A "Request Event" includes (a) a request by Tenet of Vencor, made within five business days after the effective date of the Merger, to publish the combined operation's financial results not later than 90 days after the effective date of the Merger, and (b) a request by Tenet to cause Vencor's executive officers to meet with investors in an offering of common stock by Vencor and for Vencor to otherwise assist in the orderly distribution of Vencor's common stock received in the Merger.

               Hillhaven has further agreed not to set a record or meeting date for the election of directors prior to the Hillhaven stockholder meeting to consider the Merger. If the Merger is not approved by Hillhaven's shareholders or if the Merger Agreement is terminated, Hillhaven has agreed, at Hillhaven's option, to either (a) waive the advance notice provisions of Hillhaven's bylaws in connection with the next Hillhaven annual stockholders meeting for the election of directors and apply the provisions relating to advance notice in connection with a special meeting for the election of directors to such annual meeting, or (2) provide Tenet with sufficient advance notice (either orally or in writing) of the date of the next annual meeting to permit Tenet to comply with such bylaw provisions.

               In addition, Tenet and Hillhaven have agreed that, upon consummation of the Merger, each will voluntarily dismiss all proceedings and all pending claims, litigation or court proceedings it may have against the other relating to the acquisition proposal of Horizon Healthcare Corporation or the Merger.

               Furthermore, the Agreement provides that, after the effective time of the Merger, Vencor will provide Tenet with certain registration rights for all shares of Vencor's common stock received by Tenet in the Merger on the same terms and subject to the same conditions as exist in the Warrant and Registration Rights Agreement, dated as of January 30, 1990, between Hillhaven and Tenet.

          Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

               1. Agreement dated as of August 22, 1995, among the Registrant, Vencor, Inc., a Delaware corporation, and Tenet Healthcare Corporation, a Nevada corporation.

                                      SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE HILLHAVEN CORPORATION



                                             By:  /s/ Richard P. Adcock
                                                  Richard P. Adcock
                                                  Senior Vice President,
                                                   Secretary and General
                                                   Counsel

          Dated: August 22, 1995

                                    EXHIBIT INDEX



          Exhibit 99.01 Agreement dated as of August 22, 1995, among Tenet Healthcare Corporation, The Hillhaven Corporation and Vencor, Inc.